Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 29, 2004 relating to our audits of the financial statements of Century Steel LLC.

/s/ Altschuler, Melvoin and Glasser LLP

Chicago, Illinois

August 8, 2007